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                                                                    EXHIBIT 5(a)



                                 ANDREWS & KURTH
                             MAYOR, DAY & CALDWELL
                                     L.L.P.






AUSTIN                            ATTORNEYS              TELEPHONE: 713.220.4200
DALLAS                     600 TRAVIS, SUITE 4200        FACSIMILE: 713.220.4285
LONDON                      HOUSTON, TEXAS 77002
LOS ANGELES
NEW YORK
THE WOODLANDS
WASHINGTON, D.C.




                                                              August 19, 2002


Board of Directors
Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046

Ladies and Gentlemen:

         We have acted as special counsel to Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko Petroleum"), and Anadarko Finance Company, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada and a wholly-owned, indirect subsidiary of Anadarko Petroleum ("Anadarko Finance"), in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-86356) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), (A) by Anadarko Petroleum of, among other securities, (i) common stock (the "Common Stock"), (ii) warrants (the "Warrants"), (iii) preferred stock (the "Preferred Stock"), (iv) depositary shares representing Preferred Stock (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), (v) purchase contracts (the "Purchase Contracts"), (vi) stock purchase units (the "Purchase Units"), (vii) guarantees (the "Trust Preferred Guarantees") with respect to the Trust Preferred Securities (as defined below), (viii) guarantees (the "Anadarko Finance Guarantees" and together with the Trust Preferred Guarantees, the "Guarantees") with respect to the Anadarko Finance Debt Securities (as defined below) and (ix) debt securities (the "Anadarko Petroleum Debt Securities") of Anadarko Petroleum, and (B) by Anadarko Finance of (x) debt securities of Anadarko Finance (the "Anadarko Finance Debt Securities" and together with the Anadarko Petroleum Debt Securities, the "Debt Securities"), and (C) by one or more trusts of (xi) specified trust preferred securities (the "Trust Preferred Securities"), having an aggregate initial public offering price (for all such securities issued under the Registration Statement) not to exceed U.S. $1,000,000,000, on terms to be determined at the time of the offering. The Common Stock, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units, Guarantees, Debt Securities and Trust Preferred Securities are referred to herein collectively as the "Securities." All capitalized terms



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Board of Directors
Anadarko Petroleum Corporation

August 19, 2002
used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

         The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between Anadarko Petroleum and a warrant agent. The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between Anadarko Petroleum and a depositary agent. The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between Anadarko Petroleum and a purchase contract agent. The Trust Preferred Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between Anadarko Petroleum and a guarantee trustee. The Anadarko Finance Guarantees will be issued pursuant to a senior indenture (the "Anadarko Finance Indenture" and together with the Senior Indenture and the Subordinated Indenture, the "Indentures") among Anadarko Finance, Anadarko Petroleum and The Bank of New York, as trustee. The Anadarko Petroleum Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture"), in each case, between Anadarko Petroleum and The Bank of New York, as trustee. The Anadarko Finance Debt Securities will be issued pursuant to the Anadarko Finance Indenture.

         In arriving at the opinions expressed below, we have examined the following:

         (i) the Certificate of Incorporation and Bylaws of Anadarko Petroleum, in each case as amended to date,

         (ii)  the Registration Statement,

         (iii) the Prospectus,


         (iv) the Indentures in the forms filed as Exhibits 4(a), 4(c) and 4(e) to the Registration Statement,



         (v) the Deposit Agreement in the form filed as Exhibit 4(t) to the Registration Statement, and



         (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of Anadarko Petroleum, Anadarko Finance and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.


         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than Anadarko Petroleum, we have assumed that such parties had the power, corporate, unlimited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, unlimited liability company or other, and the due execution and delivery by such parties of such documents and



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Board of Directors
Anadarko Petroleum Corporation

August 19, 2002
that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         In rendering the opinions expressed below with respect to the Securities, we have assumed that:

         (i) any Certificate of Designation in respect of Preferred Stock will be in conformity the Certificate of Incorporation and By-laws of Anadarko Petroleum and with applicable law,

         (ii) the consideration paid for any shares of Common Stock or Preferred Stock or Depositary Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the "DGCL"), the third sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision;

         (iii) any Supplemental Indenture to any of the Indentures and any Board Resolution and/or any Officers' Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate; and

         (iv) the form and terms of such Debt Securities, when established, the form and terms of any Warrants, Depositary Shares, Depositary Receipts, Purchase Contracts, Purchase Units or Guarantees, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) guaranteed thereby (in the case of the Guarantees) or comprising the same or subject thereto (in the case of the Warrants, Purchase Contracts and Units), the issuance, sale and delivery thereof by Anadarko Petroleum or Anadarko Finance, or the applicable trust, as the case may be, and the incurrence and performance of any issuer's respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, unit agreement, Guarantee Agreement or Indenture) in accordance with the terms thereof, will comply with, and will not violate, Anadarko Petroleum's Certificate of Incorporation or By-laws, Anadarko Finance's organic documents, the declaration of trust of any trust, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the applicable issuer or guarantor, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees (and, with respect to the Trust Preferred Guarantees, also in the case of the obligations guaranteed thereby). In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment



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Board of Directors
Anadarko Petroleum Corporation

August 19, 2002
for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of each affected issuer and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. With respect to the Common Stock, when (a) Anadarko Petroleum has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to Warrants to be issued under a Warrant Agreement, when (a) Anadarko Petroleum has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by Anadarko Petroleum and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of Anadarko Petroleum.

         3. With respect to the Preferred Stock, assuming the (a) taking by the board of directors of Anadarko Petroleum of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Stock,
(b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.


         4. With respect to the Depositary Shares in respect of the Preferred Stock, assuming the (a) taking by the board of directors of Anadarko Petroleum of all necessary corporate action to authorize and approve the issuance and terms of the series of Preferred Stock to be issued in connection therewith,
(b) due authorization, and valid execution and delivery of the Deposit Agreement (in the form filed as Exhibit 4(t) to the Registration Statement) by Anadarko Petroleum and the depositary agent under the Deposit Agreement, (c) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, (d) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (e) due issuance and delivery of such series of Preferred Stock, upon payment of the consideration therefor provided for in the applicable definitive purchase,





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Board of Directors
Anadarko Petroleum Corporation

August 19, 2002
underwriting or similar agreement approved by the board of directors of Anadarko Petroleum, (f) Depositary Receipts evidencing the Depositary Shares have been duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, and (g) receipt by Anadarko Petroleum of such lawful consideration for the Depositary Shares as the board of directors of Anadarko Petroleum may determine, the Depositary Shares will be validly issued, fully paid and nonassessable, and the related Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.


         5. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms for the issuance of Purchase Contracts, the terms of the applicable offering thereof and related matters by the board of directors of Anadarko Petroleum, (b) due authorization, and valid execution and delivery of the Purchase Contract Agreement by Anadarko Petroleum and the purchase contract agent under the Purchase Contract Agreement, and (c) due execution, issuance and delivery of the applicable Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of Anadarko Petroleum.

         6. With respect to the Purchase Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Purchase Units, (ii) the execution and terms of the Purchase Contracts which are a component of the Purchase Units, the terms of the offering thereof and related matters, (iii) the issuance and terms of the applicable series of Debt Securities which are a component of the Purchase Units, the terms of the offering thereof and related matters, (iv) the issuance and terms of the Trust Preferred Securities which are a component of the applicable Purchase Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate or other required action to authorize and approve the issuance and terms of debt obligations, including U.S. treasury securities ("Third Party Debt Securities"), which are a component of the Purchase Units and related matters by the board of directors of each third party, or a duly constituted and acting committee of such board or duly authorized officers of each third party with the power to authorize and approve the same, and (c) due execution, authentication, in the case of the applicable series of Debt Securities and Third Party Debt Securities, issuance and delivery of (i) the applicable Purchase Units, (ii) such Purchase Contracts, (iii) such series of Debt Securities, (iv) such Trust Preferred Securities and (v) such Third Party Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of the Purchase Contracts, the applicable Indenture, in the case of a series of Debt Securities, the applicable Declaration of Trust and Certificates of Trust and Trust Agreement, in the case of such Trust Preferred Securities and any applicable indenture, in the case of such Third Party Debt Securities, such Purchase Units will constitute valid and legally binding obligations of Anadarko Petroleum.




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Board of Directors
Anadarko Petroleum Corporation
August 19, 2002
Page 6


         7. With respect to the Trust Preferred Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Trust Preferred Guarantees, the terms of the offering thereof and related matters, (b) due authorization, and valid execution and delivery of the Guarantee Agreement by Anadarko Petroleum and the guarantee trustee under the Guarantee Agreement, (c)(i) declaration of trust pursuant to which the Trust Preferred Guarantees will be issued, and (ii) Trust Preferred Guarantees with respect to Trust Preferred Securities issued pursuant to a declaration of trust, have been duly qualified under the Trust Indenture Act of 1939, as amended, and
(d) due execution, issuance and delivery of the Trust Preferred Guarantees upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum and otherwise in accordance with the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of Anadarko Petroleum.

         8. With respect to any series of Anadarko Petroleum Debt Securities to be issued under the Senior Indenture, when (a) the applicable supplement, if any, to the Senior Indenture, has been duly authorized and validly executed and delivered by Anadarko Petroleum and the trustee under the Senior Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by Anadarko Petroleum, or the applicable Officers' Certificate has been validly executed and delivered by a duly authorized officer of Anadarko Petroleum, in each case, in accordance with the terms of the Senior Indenture,
(b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Anadarko Petroleum has taken all necessary action to approve the issuance and terms of such series of Anadarko Petroleum Debt Securities, the terms of the offering thereof and related matters and (d) the Anadarko Petroleum Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum, upon payment (or delivery) of the consideration therefor provided for therein, the Anadarko Petroleum Debt Securities of such series will constitute valid and legally binding obligations of Anadarko Petroleum.

         9. With respect to any series of Anadarko Petroleum Debt Securities to be issued under the Subordinated Indenture, when (a) the applicable supplement, if any, to the Subordinated Indenture has been duly authorized and validly executed and delivered by Anadarko Petroleum and the trustee under the Subordinated Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by Anadarko Petroleum, or the applicable Officers' Certificate has been validly executed and delivered by a duly authorized officer of Anadarko Petroleum, in each case, in accordance with the terms of the Subordinated Indenture, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Anadarko Petroleum has taken all necessary action to approve the issuance and terms of such series of Anadarko Petroleum Debt Securities, the terms of the offering thereof and related matters and (d) the Anadarko Petroleum Debt Securities of such series have been duly executed, authenticated,



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Board of Directors
Anadarko Petroleum Corporation
August 19, 2002
Page 7


issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Petroleum, upon payment (or delivery) of the consideration therefor provided for therein, the Anadarko Petroleum Debt Securities of such series will constitute valid and legally binding obligations of Anadarko Petroleum.

         10. With respect to any series of Anadarko Finance Debt Securities to be issued under the Anadarko Finance Indenture, when (a) the applicable supplement, if any, to the Anadarko Finance Indenture, has been duly authorized and validly executed and delivered by Anadarko Finance, Anadarko Petroleum and the trustee under the Anadarko Finance Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by Anadarko Finance, or the applicable Officers' Certificate has been validly executed and delivered by a duly authorized officer of Anadarko Finance, in each case, in accordance with the terms of the Anadarko Finance Indenture, (b) the Anadarko Finance Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Anadarko Finance has taken all necessary action to approve the issuance and terms of such series of Anadarko Finance Debt Securities, the terms of the offering thereof and related matters and (d) the Anadarko Finance Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Anadarko Finance Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Finance, upon payment (or delivery) of the consideration therefor provided for therein, the Anadarko Finance Debt Securities of such series will constitute valid and legally binding obligations of Anadarko Finance.

         11. With respect to the Anadarko Finance Guarantees, assuming (a) the taking of all necessary corporate action and unlimited liability company action to authorize and approve the issuance and terms of the Anadarko Finance Guarantees and the Anadarko Finance Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) the Anadarko Finance Indenture, as then and theretofore supplemented, pursuant to which the Anadarko Finance Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) such Anadarko Finance Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Anadarko Finance Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Anadarko Finance and the board of directors of Anadarko Petroleum, upon payment (or delivery) of the consideration for such Anadarko Finance Debt Securities provided for therein, such Anadarko Finance Guarantees will constitute valid and legally binding obligations of Anadarko Petroleum.

         Our opinions in paragraphs 2, 4, 5, 6, 7, 8, 9, 10 and 11 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of



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Board of Directors
Anadarko Petroleum Corporation
August 19, 2002
Page 8


materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinion expressed above in paragraph 10 with respect to the Anadarko Finance Debt Securities is also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

         With respect to our opinions expressed above as they relate to Debt Securities or other obligations of Anadarko Petroleum or Anadarko Finance, as the case may be, denominated in a currency other than U.S. dollars, we note that
(i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion
(a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

                                       Very truly yours,



                                       /s/ ANDREWS & KURTH MAYOR, DAY &
                                       CALDWELL L.L.P.